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                                  EXHIBIT 23.3

           Consent of Bruce Gorlick, CPA, Ltd. dated November 1, 1996
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) on the Statement of Gross Income and Direct Operating Expenses of the Mundelein Plaza, Prospect Heights Plaza and Montgomery-Sears Shopping Center for the year ended December 31, 1995, included in or made a part of this Post-Effective Amendment No. 1 to Form S-11.





                                        /s/     Bruce Gorlick, C.P.A., Ltd.  A
                                                  Professional Corporation


Northbrook, Illinois
November 1, 1996